Exhibit 99.1

NEWS RELEASE

Valvoline to Expand U.S. Quick-Lube Network with Acquisition of 27 Service Centers

LEXINGTON, Ky., Dec. 2, 2020 - Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, announced today that it plans to acquire 27 quick-lube locations that will expand its service center network across the U.S.

The company has signed a definitive agreement with Car Wash Partners, Inc. to purchase 27 Mister Oil Change Express® locations in seven states which will be rebranded as Valvoline Instant Oil ChangeSM (VIOC) centers. Of the 27 locations, 15 will be company-owned and operated and 12 will be VIOC franchise-owned and operated. The purchase will not include any car wash-related assets or operations.

This acquisition is expected to close before the end of the calendar year. Financial terms of the acquisition were not disclosed.

“A core element of Valvoline’s business strategy is to continue to grow our industry-leading quick-lube network in both existing and new markets,” said Tony Puckett, senior vice president and president, Valvoline Quick Lubes. “Mister Oil Change Express presented both of our companies with an opportunity to play to our collective service strengths. Valvoline will purchase their quick-lube centers while they will continue to operate the car wash portion of their business. The footprint of these 27 centers, located in diverse markets across the country, also allows Valvoline to support our franchise partners to expand their existing store base much quicker than if they chose to build. We look forward to welcoming the approximately 260 Mister Oil Change Express team members into the Valvoline family.”

“Valvoline has a long history as a best-in-class operator within the quick-lube industry,” said John Lai, president and CEO, Mister Oil Change Express. “We share the same values about people and service, so it makes this a natural fit. We will continue to operate as close neighbors and trust Valvoline’s commitment to providing Mister Oil Change Express team members with new opportunities for career development and growth.”

About Valvoline™
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It operates and franchises nearly 1,500 quick-lube locations, and it is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including the Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit valvoline.com.

Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to Valvoline’s business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Forms 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries
® Register mark, Car Wash Partners, Inc., registered in United States

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com